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                                                                   EXHIBIT 14(b)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Other Service Providers" and to the incorporation by reference of our report dated October 8, 2003 for the Van Kampen International Advantage Fund in the Registration Statement (Form N-14) of the Van Kampen Equity Trust II filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-117011).

ERNST & YOUNG LLP

Chicago, Illinois
August 9, 2004